Exhibit 10.1

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (the “Settlement Agreement”), is entered into the __ day of May 2010, by and among Ameritrans Capital Corporation (“AMTC”), Elk Associates Funding Corporation (“Elk” and, together with AMTC, collectively, the “Company”) and Granoff, Walker& Forlenza , P.C. (“GWF”).

WITNESSETH:

WHEREAS, on or about February 14, 1994, GWF entered into that certain lease , as amended pursuant to a First Amendment, Second Amendment and Third Amendment to Lease (collectively, the “Lease”) with Sage Realty Corporation with respect toa portion of the Fourth Floor, known as Suite 4C, in the building known as 747 Third Avenue, New York, New York (the “Premises”);

WHEREAS, on or about December 10, 2003, Elk and GWF executed a sublease (along with all amendments thereto , collectively , the “Sublease”) with respect to a portion of the Premises, which is more fully described in the Sublease (the “Sublease Premises”);

WHEREAS, the Company has asserted that the Sublease is void and/or voidable ;

WHEREAS, GWF has asserted that the Sublease is a valid and binding contract ;

WHEREAS , the Lease is the subject of a number of disputes between the Company and GWF ;

WHEREAS, the parties have agreed to resolve the issues in dispute between them on the terms set forth herein without the need and expense of litigation;

NOW, THEREFORE, in consideration of the payments and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1.

Payments by the Company.

a.

The Company will pay GWF $260,000.00 (Two Hundred Sixty Thousand Dollars) (the "Settlement Amount") on or before May 26, 2010, failing which this Settlement Agreement shall be null and void and of no further force or effect.  It being specifically understood and agreed that the Settlement Amount shall be non-refundable and be deemed reasonable liquidated damages under this Settlement Agreement.

b.

In addition, the Company will pay GWF the monthly base rent, shared overhead expense and all other items of additional rent pursuant to the Sublease (such invoices to be submitted to the Company by the 5th of each month) within three (3) days of the Company's receipt of the relevant invoices but in no event later than June 10, 2010, (respectively, the "June 2010 Rent").

2.

The Company to Vacate the Premises and Sublease Premises.

a.

The Company agrees to vacate the Premises and Sublease Premises (with the exception of that portion of Ellen M. Walker's office and Lee A. Forlenza's office, which are referred to in the Sublease), which are to be delivered to GWF in vacant and broom clean condition, by no later than June 30, 2010 (the "Vacate Date"), in accordance with the Surrender Declaration attached as Exhibit A.

b.

In the event the Company vacates prior to the Vacate Date, the May and June 2010 Rent shall nevertheless be paid in full and the Company shall not be entitled to any proration of rent due to an early vacate date.

c.

The Company shall give GWF at least ten (10) business days prior written notice of the date it will vacate.

d.

In the event the Company fails to vacate by the Vacate Date, it shall be liable to GWF for each additional day, beyond the Vacate Date, that it occupies the Premises and Sublease Premises until the actual date the Company vacates at the rate of $1,000.00 per day.

3.

Conditions relating to Company's Vacating the Premises and Sublease Premises.

a.

The move out by the Company from the Premises and Sublease Premises shall not unreasonably interfere with the day to day business operations of GWF.

b.

The Company shall bear any and all costs and expenses for the move out from the Premises and Sublease Premises including, but not limited to, the use of the service elevator at 747 Third Avenue and its building employees, move out deposits, if any, required by master landlord, Sage Realty Corporation and the like.   Upon completion of the move out by the Company, GWF is authorized to remove any listing of the Company names in the lobby of the 747 Third Avenue building, the floor directory and the door of the Premises, provided that GWF shall make available for pick up and retrieval by the Company any and all facsimiles, deliveries, mail or correspondence as well as phone messages to the Company, after such date for a period of ninety (90) days.

4.

Release of All Obligations Under the Sublease.  Other than the obligation to make the payments set forth in paragraphs 1 and 2 above, from and after the date of this Settlement Agreement, the Company will be released of all obligations under the purported Sublease.

5.

Relinquishment of Claims to Personal Property.  The Company hereby relinquishes any claim to personal property located in the kitchen, library, reception area, conference rooms and common areas of the Premises, such as the secretarial work stations, chairs, telephone equipment and instruments, computer servers, file cabinets, desktop computers and office furniture located in all common areas.  Notwithstanding the foregoing, the Company shall retain any personal property owned by the Company or its employees which is located at the Premises, including without limitation, the furniture, fixtures and equipement located in  Michael Feinsod’s office, Gary Granoff’s office, Margaret Chance’s office and Steve Tarnofsky’s office.  In addition, the Company shall retain its artwork.

6.

No Further Obligations.  Other than the payments set forth in paragraph 1 above and except as otherwise set forth in this Settlement Agreement, the Company shall have no obligation to make any payments, including but not limited to payments relating to bills from Katsky Korins LLP or for any amounts relating to the Sublease Premises or the leasing thereof, to GWF.

7.

Release by the Company.  In consideration of the mutual execution of this Settlement Agreement and the mutual agreement to be legally bound by its terms, each of AMTC and Elk hereby releases, acquits and forever discharges GWF, Ellen M. Walker and Lee A. Forlenza from any and all pending and potential claims, demands, actions, causes of action, suits, debts, liabilities, losses, damages, awards, judgments, settlements, interest, and other fees (including attorneys’ fees), costs or expenses, of whatever nature, whether known or unknown, pending or future, asserted or unasserted, certain or contingent arising out of the Lease, the Sublease, the Premises or the Sublease Premises ..   Notwithstanding the foregoing, nothing contained herein shall discharge any obligation or release any claim or right under this Settlement Agreement or any other matter not specifically set forth herein.

8.

Release by GWF.  In consideration of the mutual execution of this Settlement Agreement and the mutual agreement to be legally bound by its terms and the payment in full of all amounts due and owing to GWF by the Company under Section 1 of this Settlement Agreement, GWF hereby releases, acquits and forever discharges AMTC and Elk from any and all pending and potential claims, demands, actions, causes of action, suits, debts, liabilities, losses, damages, awards, judgments, settlements, interest, and other fees (including attorneys’ fees), costs or expenses, of whatever nature, whether known or unknown, pending or future, asserted or unasserted, certain or contingent arising out of the Lease, the Sublease, the Premises or the Sublease Premises.  Notwithstanding the foregoing, nothing contained herein shall discharge any obligation or release any claim or right under this Settlement Agreement or any other matter not specifically set forth herein.

9.

Informed and Voluntary Settlement.  Each party hereto agrees that it has entered into this Settlement Agreement voluntarily as a free act and deed.  Furthermore, each party hereto additionally represents, warrants and agrees that such party has full power and authority to enter into this Settlement Agreement , attached as Exhibit B is a secretary’s certificate evidencing the authorization of this Settlement Agreement by the Board of Directors  of both  Elk and AMTC.

10.

Showing Sublease Premises.  GWF shall, upon execution of this Settlement Agreement, be permitted to offer the Sublease Premises for rent and show the Sublease Premises to third parties accordingly.

11.

Entire Agreement.  All prior or contemporaneous agreements, contracts, promises, representations and statements among the parties hereto as to the subject matter hereof are merged into this Settlement Agreement.  This Settlement Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof.

12.

Waiver; Modification.  No waiver or modification of the terms hereof shall be valid unless in writing signed by each of the parties hereto.

13.

Best Efforts.  The parties used their respective best efforts to consummate the resolution of their disputes as evidenced by this Settlement Agreement.

14.

Governing Law; Consent to Jurisdiction.  This Settlement Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and wholly to be performed in such state by residents thereof without giving effect to the conflict of laws principles thereof.

15.

Binding Effect; Successors and Assigns.  This Settlement Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors, and assigns; provided, however, that neither this Settlement Agreement nor any of the provisions hereof may be assigned by any party hereto without the consent of the other parties hereto.

16.

Enforceability of Releases.  The invalidation of any portion of this Settlement Agreement for any reason whatsoever will have no effect on the enforceability and validity of the general releases contained herein.

17.

Counterparts.  This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument.

18.

Costs and Fees.  Each party hereto shall bear its, his or her own attorneys’ fees and costs in connection with the preparation and execution of this Settlement Agreement.

19.

Agreement Not Interpreted Against Drafter.  This Settlement Agreement shall be construed without regard to any presumptions against the party causing the same to be prepared.

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date first set forth above.

GRANOFF, WALKER & FORLENZA, P.C.

___________________________________

_________________

By:

Date

___________________________________

Title

STATE OF NEW YORK

)

)  ss:

COUNTY OF _________

)

On the _____day of ___________ in the year _______ before me, the undersigned, personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_______________________________

         Notary Public

AMERITRANS CAPITAL CORPORATION

___________________________________

_________________

By:

Michael Feinsod

Date

___________________________________

Title      President

STATE OF NEW YORK

)

)  ss:

COUNTY OF NEW YORK

)

On the _____day of ___________ in the year _______ before me, the undersigned, personally appeared Michael Feinsod, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_______________________________

         Notary Public

ELK ASSOCIATES FUNDING CORPORATION

___________________________________

_________________

    By:

Michael Feinsod

Date

___________________________________

Title      Vice President

STATE OF NEW YORK

)

 )  ss:

COUNTY OF NEW YORK

 )

On the _____day of ___________ in the year _______ before me, the undersigned, personally appeared Michael Feinsod, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_______________________________

         Notary Public